UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2010

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 12, Sohu.com Internet Plaza

No. 1 Unit Zhongguancun East Road, Haidian District

Beijing 100084

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 2, 2010, the registrant’s online search and browser subsidiary Sogou Inc., a Cayman Islands company (“Sogou”), entered into a Series A Preferred Share Purchase Agreement (the “Share Purchase Agreement”) by and among Sogou, Sogou’s British Virgin Islands subsidiary Sogon (BVI) Limited, Sogou’s Hong Kong subsidiary Sogou Hong Kong Limited, Sogou’s People’s Republic of China (“PRC”) subsidiary Beijing Sogou Technology Development Co., Ltd., Sogou’s PRC variable interest entity Beijing Sogou Information Service Co., Ltd., and each of Alibaba Investment Limited (“Alibaba”), China Web Search (HK) Limited (“China Web”), an investment vehicle of Yunfeng Fund, LP, and Photon Group Limited (“Photon”), the investment fund of the registrant’s Chairman and Chief Executive Officer Dr. Charles Zhang, as purchasers. The Share Purchase Agreement contemplates that Alibaba, China Web Search and Photon will invest $15 million, $9 million, and $24 million, respectively, in newly-issued Series A Preferred Shares of Sogou that will represent approximately 10%, 6% and 16%, respectively, of the outstanding share capital of Sogou on a fully-diluted basis. These percentages on a fully-diluted basis assume the reservation of shares in employee incentive pools for the issuance from time to time of new shares by Sogou, and the offer of Sogou shares held by the registrant, to certain of Sogou’s and the registrant’s management and key employees in the form of options, restricted share units or incentive shares. The registrant intends to retain approximately 53% of Sogou on a fully-diluted basis, and intends in any event to retain a majority of the outstanding share capital of Sogou on a fully-diluted basis. The registrant is a signatory to the Share Purchase Agreement for the sole purpose of providing certain representations, warranties, covenants and indemnities under the Share Purchase Agreement. The closing of the transactions contemplated by the Share Purchase Agreement is subject to the satisfaction of various customary closing conditions.

Also on September 30, 2010, the registrant purchased from a PRC-based company (the “Debtor”) for $75 million a convertible debt security with an initial maturity of 12 months, subject to extension at the registrant’s election in its sole discretion for additional sequential six-month periods, and bearing interest at the rate of 3.8% per annum, payable quarterly in cash. The Debtor’s obligations on the debt are secured by a pledge from the Debtor’s parent company of its entire equity interest in the Debtor. Under the terms of the security, if the registrant continues to extend the maturity to March 31, 2014, it will have an option, exercisable on March 31, 2014, to convert the outstanding principal into fixed percentages of equity interest in two companies which are affiliates of the Debtor.

Safe Harbor Statement

This report on 8-K contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them.

Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.

Potential risks and uncertainties include, but are not limited to, the current global financial and credit markets crisis and its potential impact on the Chinese economy, the slower growth the Chinese economy experienced during the latter half of 2008 and in 2009, which could return at some point in the future, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Sohu’s quarterly operating results, , and Sohu’s reliance on online advertising sales, online games and wireless services (most wireless revenues are collected from a few mobile network operators) for its revenues, and the possibility that the transactions contemplated by the Share Purchase Agreement will not be completed. Further information regarding certain of these risks and other risks is included in Sohu’s Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: October 4, 2010		SOHU.COM INC.

	By:	/S/ CAROL YU
Carol Yu
Co-President and Chief Financial Officer

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